KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2009 FIRST QUARTER RESULTS

BRIDGETON, MO – May 13, 2009 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the first quarter of 2009 of $2.4 million ($0.30 per share), versus a net loss of $3.4 million ($0.43 per share), in the first quarter of 2008. Operating loss was $2.0 million (5.8% of net sales) in the first quarter of 2009, compared to $3.6 million (8.6% of net sales) in the same period of 2008.

During the first quarter of 2008, Katy reported expense for restructuring and other non-recurring or unusual items of $0.3 million, including severance, restructuring and related costs of $0.1 million and loss on disposal of assets of $0.5 million, offset partially by $0.3 million income from activity of discontinued businesses. There were no such charges in the first quarter of 2009.

Financial highlights for the first quarter of 2009, as compared to the same period in the prior year, included:

•
Net sales in the first quarter of 2009 were $35.1 million, a decrease of $6.6 million, or 15.8%, compared to the same period in 2008. The decrease resulted from lower volumes across all of the business units driven by market softness, as well as the decision to exit certain unprofitable business lines.

•
Gross margin was 14.6% in the first quarter of 2009 versus 8.1% in the fourth quarter of 2008 and 9.2% in the first quarter of 2008. Gross margin was impacted by a favorable quarter over quarter variance in the LIFO adjustment of $1.5 million resulting from a decrease in resin costs and lower inventory levels, in addition to improved factory productivity and cost controls.

•
Selling, general and administrative expenses were $0.4 million higher in the first quarter of 2009 than in the first quarter of 2008. The increase was driven primarily by costs associated with the transition and hiring of executive level personnel, restructuring of the commercial organization and costs related to the plan to deregister the Company’s common stock under the Securities and Exchange Act of 1934, as amended, which was abandoned on March 12, 2009.

•	Debt at April 3, 2009 was $17.0 million (50% of total capitalization), versus $17.5 million (48% of total capitalization) at December 31, 2008.

•
Operations generated $1.2 million of free cash flow in the first quarter of 2009 compared to a $6.2 million usage during the same period a year ago. The fluctuation was a result of lower net loss quarter over quarter, lower inventory and accounts receivable balances, and a reduction in capital spending. Free cash flow, a non-GAAP financial measure, is discussed further below.

“While we reported a net loss in the first quarter of 2009, our results showed improvement over both the first and fourth quarters of 2008,” said David J. Feldman, Katy’s President and Chief Executive Officer. “We remain optimistic that the remainder of 2009 will bring additional improvements.”

Non-GAAP Financial Measures
To provide transparency about measures of Katy’s financial performance which management considers most relevant, the Company supplements the reporting of Katy’s consolidated financial information under GAAP with a non-GAAP financial measure, Free Cash Flow. Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Details regarding this measure and a reconciliation of this non-GAAP measure to a comparable GAAP measure are provided in the “Statements of Cash Flows” accompanying this press release. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measure to analyze the Company’s performance would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes this measure is nonetheless useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “should”, “intends”, “is subject to”, “expects”, “will”, “continue”, “anticipate”, “estimated”, “projected”, “may”, “we believe”, “future prospects”, or similar expressions. These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf. These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2008. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)
	Three Months Ended
	April 3,	March 31,
	2009	2008

Net sales	$35,092	$41,691
Cost of goods sold	29,955	37,863
Gross profit	5,137	3,828
Selling, general and administrative expenses	7,164	6,737
Severance, restructuring and related charges	-	138
Loss on sale or disposal of assets	-	533
Operating loss	(2,027)	(3,580)
Interest expense	(309)	(483)
Other, net	(73)	(14)
Loss from continuing operations before income tax (provision) benefit	(2,409)	(4,077)
Income tax (provision) benefit from continuing operations	(6)	352
Loss from continuing operations	(2,415)	(3,725)
Loss from operations of discontinued businesses (net of tax)	-	(252)
Gain on sale of discontinued businesses (net of tax)	-	543
Net loss	$(2,415)	$(3,434)

Loss per share of common stock - basic and diluted:

Loss from continuing operations	$(0.30)	$(0.47)
Discontinued operations	-	0.04
Net loss	$(0.30)	$(0.43)

Weighted average common shares outstanding - basic and diluted	7,951	7,951

Other Information:

Working capital	$(5,647)	$8,735
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current	$4,810	$16,029
Long-term debt, including current maturities	$17,010	$15,995
Stockholders' equity	$17,004	$32,894
Capital expenditures	$186	$1,037

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	April 3,	December 31,	March 31,
Assets	2009	2008	2008
Current assets:
Cash	$855	$683	$618
Accounts receivable, net	15,220	13,773	19,868
Inventories, net	15,808	19,911	25,150
Other current assets	1,136	3,516	5,617
Total current assets	33,019	37,883	51,253

Other assets:
Goodwill	665	665	665
Intangibles, net	4,355	4,455	4,733
Other	2,861	1,809	2,959
Total other assets	7,881	6,929	8,357

Property and equipment	101,799	101,715	105,834
Less: accumulated depreciation	(70,672)	(69,232)	(73,090)
Property and equipment, net	31,127	32,483	32,744

Total assets	$72,027	$77,295	$92,354

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,531	$10,283	$8,907
Book overdraft	1,776	2,289	2,433
Accrued expenses	16,902	17,281	23,884
Current maturities of long-term debt	1,500	1,500	1,500
Revolving credit agreement	8,957	9,118	5,794
Total current liabilities	38,666	40,471	42,518

Long-term debt, less current maturities	6,553	6,928	8,701
Other liabilities	9,804	10,603	8,241
Total liabilities	55,023	58,002	59,460

Stockholders' equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	26,951	27,248	27,375
Accumulated other comprehensive loss	(1,776)	(1,742)	(1,277)
Accumulated deficit	(104,812)	(102,397)	(89,349)
Treasury stock	(21,437)	(21,894)	(21,933)
Total stockholders' equity	17,004	19,293	32,894

Total liabilities and stockholders' equity	$72,027	$77,295	$92,354

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Three Months Ended
	April 3,	March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(2,415)	$(3,434)
Income from discontinued operations	-	(291)
Loss from continuing operations	(2,415)	(3,725)
Depreciation and amortization	1,656	1,823
Amortization of debt issuance costs	96	96
Stock-based compensation	7	(127)
Loss on sale or disposal of assets	-	533
	(656)	(1,400)
Changes in operating assets and liabilities:
Accounts receivable	(1,479)	(1,833)
Inventories	4,032	928
Other assets	1,148	134
Accounts payable	(728)	(1,489)
Accrued expenses	(214)	(853)
Other	(749)	(363)
	2,010	(3,476)

Net cash provided by (used in) continuing operations	1,354	(4,876)
Net cash used in discontinued operations	-	(320)
Net cash provided by (used in) operating activities	1,354	(5,196)

Cash flows from investing activities:
Capital expenditures	(186)	(1,037)
Proceeds from sale of assets, net	-	35

Net cash used in continuing operations	(186)	(1,002)
Net cash provided by discontinued operations	-	4,424
Net cash (used in) provided by investing activities	(186)	3,422

Cash flows from financing activities:
Net (repayments) borrowings on revolving loans	(131)	2,940
Decrease in book overdraft	(513)	(2,110)
Repayments of term loans	(375)	(399)

Net cash (used in) provided by financing activities	(1,019)	431

Effect of exchange rate changes on cash	23	(54)
Net increase (decrease) in cash	172	(1,397)
Cash, beginning of period	683	2,015
Cash, end of period	$855	$618

Reconciliation of free cash flow to GAAP Results:

Net cash provided by (used in) operating activities	$1,354	$(5,196)
Capital expenditures	(186)	(1,037)
Free cash flow	$1,168	$(6,233)